Exhibit 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report of SmartKem, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2025 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Ian Jenks, Chief Executive Officer of the Company, hereby certifies, to the knowledge of the undersigned, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2025

By:	/s/ Ian Jenks
Name:	Ian Jenks
Title:	Chief Executive Officer